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Exhibit 23.7

[Letterhead of Pincock, Allen & Holt]

CONSENT OF PINCOCK, ALLEN & HOLT

        The undersigned, Pincock, Allen & Holt, hereby states as follows:

        Our firm assisted with technical studies (collectively, the "Technical Studies"), concerning mineralized material contained in the Guadalupe de los Reyes property (study completed in 2003) and the Yellow Pine property (study completed in 2003 and preliminary assessment completed in 2006), for Vista Gold Corp. (the "Company"), portions of which are summarized under the captions "Item 2. Properties — Guadalupe de los Reyes — Geology" and "Item 2. Properties — Yellow Pine — Geology" in this Annual Report on Form 10-K for the year ended December 31, 2006 (the "Form 10-K").

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384, 333-104443, 333-120335, 333-129720, 333-132975 and 333-136980) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621 and 333-134767) of the Company of the summary information concerning the Technical Studies, including the references to our firm included with such information, as set forth above in the Form 10-K.

Pincock, Allen & Holt
	By:	/s/ RICHARD J. LAMBERT Name: Richard J. Lambert, P.E. Title: Vice President, Mining and Geological Services
Date: March 9, 2007

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CONSENT OF PINCOCK, ALLEN & HOLT